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                          SELECT ADVISORS PORTFOLIOS

                   Amendment No. 2 to Declaration of Trust
                 First Amended an Restated Establishment and
            Designation of Series of Shares of Beneficial Interest
                        (par value $0.00001 per share)
                           Dated as of May 1, 1998



        The undersigned, being the Trustees of Select Advisors Portfolios (the "Trust"), a master trust fund under the law of the State of New York, acting pursuant to Section 6.2 and Section 10.4 of the Trust's Declaration of Trust, dated February 7, 1994, as amended (the "Declaration"), hereby amend and restate the Establishment and Designation of Series appended to the Declaration to add an additional Series (as defined in the Declaration) of the Trust, to be designated the Value Plus Portfolio and to delete the series heretofore designated the Municipal Bond Portfolio, as the result of which changes the series of the Trust (herein called the "Portfolios" or individually, a "Portfolio") consit of the following Portfolios:

                Bond Portfolio
                Bond Portfolio II
                Balanced Portfolio
                Growth & Income Portfolio
                Growth & Income Portfolio II
                Income Opportunity Portfolio
                Emerging Growth Portfolio
                International Equity Portfolio
                Value Plus Portfolio

        The Portfolios shall have the relative rights and preferences as set forth in Article 6 of the Declaration.

        IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 17th day of April, 1998. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.




                                        -------------------------
                                        Phillip. R. Cox



                                        -------------------------
                                        Edward G. Harness, Jr.



                                        -------------------------
                                        David Pollak



                                        -------------------------
                                        Robert E. Stauberg



                                        -------------------------
                                        Joseph S. Stern, Jr.



                                        -------------------------
                                        William J. Williams